SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

(Amendment No. 1)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2003

AEROSONIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-11750	74-1668471
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 No. Hercules Avenue, Clearwater, Florida		33765
(Address of principal executive offices)		(Zip Code)

(727) 461-3000

(Registrant’s telephone number, including Area Code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Amendment No. 1 to Current Report on Form 8-K

This Amendment No. 1 to Current Report on Form 8-K is filed by Aerosonic Corporation (the “Company”) to amend its Current Report on Form 8-K for the December 17, 2003 event, as filed with the Securities and Exchange Commission (the “SEC”) on December 24, 2003 (the “December 24 Form 8-K”). Capitalized terms used herein and not defined herein shall have the meanings set forth in the December 24 Form 8-K.

Item 4. Changes in Registrant’s Certifying Accountant.

Item 4. of the December 24 Form 8-K is hereby amended as follows:

(1) The third paragraph is hereby deleted in its entirety and replaced with the following:

During the fiscal years ended January 31, 2002 and 2003 and the period from February 1, 2003 through December 17, 2003, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused them to make reference to the subject matter thereof in connection with their report, except that during PwC’s review of the Company’s condensed consolidated financial statements for the fiscal quarter ended October 31, 2003, the Company’s management and PwC had a disagreement regarding one aspect of inventory accounting, where additional manufacturing costs of approximately $155,000 were incurred in the production of certain products. The Company identified and quantified the nature of the additional costs, and discussed them with PwC during the review process. The Company’s position was to treat the costs as inventory costs that represented the actual cost of production in the normal course of business, while PwC’s position was that the costs incurred were abnormal and should be treated as a period cost. After management and PwC conferred with the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), the disagreement was resolved to the satisfaction of PwC, and the costs were treated as a period cost. This disagreement pertains only to the financial results for the fiscal quarter ended October 31, 2003, and will not require the restatement of any results. The Company has authorized PwC to respond fully to the inquiries of TJW&A, if any, concerning foregoing subject.

(2) The fourth paragraph is hereby deleted in its entirety and replaced with the following:

There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S- K, that occurred within the fiscal years ended January 31, 2002 and 2003 or the period from February 1, 2003 through December 17, 2003, except that prior to the filing of the Company’s January 31, 2003 Form 10-K on October 31, 2003, PwC and the Audit Committee agreed that material weaknesses in the following internal controls had been identified: (1) management override of internal controls, (2) design of internal controls, (3) document retention (both system and manual), and (4) information systems design and operation. Components of the material weakness regarding “design of internal controls” and “information systems design and operation” are described in the nine enumerated qualifications of Item 4 of the Company’s Quarterly Report on Form 10-Q for the period ended October 31, 2003, which was filed with the SEC on December 15,

2003. A copy of such nine enumerated qualifications is attached as Exhibit 99 hereto, and the nine enumerated qualifications are incorporated by reference herein pursuant to Rule 12b-23 promulgated under the Securities Exchange Act of 1934, as amended.

(2) The sixth paragraph is hereby deleted in its entirety and replaced with the following:

The Company provided PwC with a copy of the December 24 Form 8-K and the foregoing amendments thereto. Attached as Exhibit 16 hereto is PwC’s letter, dated January 12, 2004, to the SEC.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit 16.	PwC January 12, 2004 Letter to the SEC.

Exhibit 99.	Excerpt from Item 4 from the Company’s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2003, filed with the SEC on December 15, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2004	AEROSONIC CORPORATION By: /s/ David A. Baldini David A. Baldini President & Chief Executive Officer